As filed with the Securities and Exchange Commission on November 13, 2001
                                           Registration Statement No. 333-70606


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                              ZIONS BANCORPORATION
             (Exact Name of Registrant as specified in its Charter)

             UTAH                            6712                  87-0227400
(State or other jurisdiction of   (Primary standard industrial  (I.R.S. employer
 incorporation or organization)    classification code number)   identification
                                                                     number)


                           One South Main, Suite 1380
                           Salt Lake City, Utah 84111
                                 (801) 524-4787
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code of Registrant's Principal Executive Offices)

                                Harris H. Simmons
                      President and Chief Executive Officer
                              Zions Bancorporation
                           One South Main, Suite 1380
                           Salt Lake City, Utah 84111
                                 (801) 524-4787
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                                 ---------------

                                   Copies to:

      Brian D. Alprin, Esq.                  Donald J. Banner, Esq.
      Laurence S. Lese, Esq.                 Banner, Buxman, Kwitek & Ohlsen PC
      Duane, Morris & Heckscher LLP          601 N. Main Street, Suite 200
      1667 K Street, N.W., Suite 700         P.O. Box 1423
      Washington, D.C. 20006                 Pueblo, Colorado 81002-1423
      (202) 776-7800                         (719) 544-5081

     The purpose of this post-effective amendment is to deregister a total of 42,127 shares of Zions common stock that were not issued upon completion of the merger with Minnequa Bancorp, Inc. on November 9, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on this 13th day of November, 2001.

                                         Zions Bancorporation

                                         /s/ W. David Hemingway
                                         ----------------------
                                         By: W. David Hemingway
                                             Executive Vice President

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------- -----------------------------     -------------------
Signature                  Capacity                          Date
-------------------------- -----------------------------     -------------------

*/s/ Harris H. Simmons     President, Chief Executive        November 13, 2001
----------------------     Officer and Director
Harris H. Simmons          (Principal Executive Officer)
-------------------------- -----------------------------     -------------------

/s/ W. David Hemingway     Executive Vice President and      November 13, 2001
----------------------     Interim Chief Financial Officer
W. David Hemingway         (Principal Financial Officer)
-------------------------- -----------------------------     -------------------

*/s/ Nolan X. Bellon       Senior Vice President and         November 13, 2001
----------------------     Controller (Chief Accounting
Nolan X. Bellon            Officer)
-------------------------- -----------------------------     -------------------

*/s/ Roy W. Simmons        Director                          November 13, 2001
----------------------
Roy W. Simmons
-------------------------- -----------------------------     -------------------

*/s/ Jerry C. Atkin        Director                          November 13, 2001
----------------------
Jerry C. Atkin
-------------------------- -----------------------------     -------------------

*/s/ Grant R. Caldwell     Director                          November 13, 2001
----------------------
Grant R. Caldwell
-------------------------- -----------------------------     -------------------

*/s/ R. D. Cash            Director                          November 13, 2001
----------------------
R. D. Cash
-------------------------- -----------------------------     -------------------

*/s/ Richard H. Madsen     Director                          November 13, 2001
----------------------
Richard H. Madsen
-------------------------- -----------------------------     -------------------

*/s/ Roger B. Porter       Director                          November 13, 2001
----------------------
Roger B. Porter
-------------------------- -----------------------------     -------------------

*/s/ L. E. Simmons         Director                          November 13, 2001
----------------------
L. E. Simmons
-------------------------- -----------------------------     -------------------

*/s/ Shelley Thomas        Director                          November 13, 2001
----------------------
Shelley Thomas
-------------------------- -----------------------------     -------------------

-------------------------- -----------------------------     -------------------

*/s/ I. J. Wagner          Director                          November 13, 2001
----------------------
I. J. Wagner
-------------------------- -----------------------------     -------------------

* By:  /s/ W. David Hemingway
       ----------------------
       W. David Hemingway, Attorney-in-Fact,
       under Power of Attorney